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                                                                    EXHIBIT 11.0



                             NATIONAL REALTY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                        Computation of Earnings Per Unit




                                                          Three Months Ended
                                                               March 31,
                                                       -----------------------
                                                          1996         1995
                                                       ----------   ----------
                                                         (dollars in thousands,
                                                           except per unit)
Net (loss)..........................................   $     (468)  $   (1,204)

 Less - General Partner's 1.99% Interest............           (9)         (24)
                                                       ----------   ----------

Net (loss) allocable to Limited Partner.............   $     (459)  $   (1,180)
                                                       ==========   ==========



Earnings Per Unit
 Net (loss).........................................   $     (.07)  $     (.18)
                                                       ==========   ==========


Weighted average units of limited partner interest
 used in computing earnings per unit................    6,417,943    6,418,212
                                                       ==========   ==========





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